Exhibit 99.2

Unaudited Pro Forma Condensed Consolidated Financial Statements

On April 16, 2019, Sequential Brands Group, Inc. (“Sequential or the Company”) entered into an equity purchase agreement (the “Purchase Agreement”) with Marquee Brands LLC (the “Buyer”), pursuant to which Sequential agreed, among other things, to sell to the Buyer 100% of the issued and outstanding equity interests of Martha Stewart Living Omnimedia, Inc. (“MSLO”), a Delaware corporation and a wholly-owned subsidiary of Sequential, for approximately $166 million in cash consideration at closing, plus additional amounts in respect of pre-closing accounts receivable that are received after the closing, subject to certain adjustments. In addition, the Purchase Agreement provides for an earnout of up to $40 million if certain performance targets are achieved during each of the three calendar years ending December 31, 2020, December 31, 2021 and December 31, 2022.

On June 10, 2019, Sequential completed the sale of MSLO to the Buyer.  MSLO’s historical results will be reported as discontinued operations in Sequential’s consolidated financial statements.

The following unaudited pro forma condensed consolidated financial statements present Sequential’s historical condensed consolidated balance sheet as of March 31, 2019 and the historical unaudited condensed consolidated statement of operations for Sequential for the three months ended March 31, 2019 as well as for the years ended December 31, 2018, 2017 and 2016.  The unaudited pro forma condensed consolidated balance sheet has been prepared to reflect the sale as if the sale had occurred as of March 31, 2019.  The unaudited condensed consolidated statements of operations have been prepared to reflect the sale as if the sale had occurred on January 1, 2018.  The pro forma information has been presented for information purposes only and is not necessarily indicative of what Sequential’s financial position or results of operations actually would have been had the sale taken place as of the dates indicated.

The unaudited pro forma condensed consolidated financial information is derived from and should be read in conjunction with historical consolidated financial statements and related notes of the Company, which are included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and its Quarterly Report on Form 10-Q for the fiscal period ended March 31, 2019, as previously filed with the Securities and Exchange Commission (“SEC”).  The unaudited pro forma condensed consolidated balance sheet as of March 31, 2019, the unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2018, 2017 and 2016, and the three months ended March 31, 2019, are presented herein.

The pro forma adjustments are preliminary and have been made solely for the purpose of providing pro forma financial statements prepared in accordance with the rules and regulations of the SEC. Differences between these preliminary estimates and the final accounting may occur and these differences could have a material impact on the accompanying pro forma condensed consolidated financial information.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
March 31, 2019
(in thousands)

		Proforma Adjustments
	Sequential Brands Group, Inc. March 31, 2019 Historical	Disposition of MSLO		Use of Proceeds from Sale of MSLO		Pro Forma March 31, 2019

Assets
Current Assets:
Cash	$14,925	$160,101	A	$(155,067)	C, L	$19,959
Restricted cash	2,036	-		-		2,036
Accounts receivable, net	56,465	(10,679)	B	-		45,786
Prepaid expenses and other current assets	9,290	3,040	A, B	-		12,330
Total current assets	82,716	152,462		(155,067)		80,111

Property and equipment, net	8,528	(527)	B	-		8,001
Intangible assets, net	803,194	(168,836)	B	-		634,358
Right-of-use assets - operating leases	49,317	-		-		49,317
Other assets	12,953	-		-		12,953
Total assets	$956,708	$(16,902)		$(155,067)		$784,740

Liabilities and Equity
Current Liabilities:
Accounts payable and accrued expenses	$21,844	$(1,802)	B, C	$(1,056)	C	$18,986
Current portion of long-term debt	28,300	-		-		28,300
Current portion of deferred revenue	12,013	(3,223)	B	-		8,790
Current portion of lease liabilities - operating leases	2,761	-		-		2,761
Total current liabilities	64,918	(5,025)		(1,056)		58,837

Long-term debt, net of current portion	576,737	-		(154,011)	L	422,726
Long-term deferred revenue, net of current portion	7,319	-		-		7,319
Deferred income taxes	27,914	(4,015)	D	-		23,899
Lease liabilities - operating leases	53,623	-		-		53,623
Other long-term liabilities	7,376	(3,421)	B	-		3,955
Total liabilities	737,887	(12,461)		(155,067)		570,359

Commitments and Contingencies

Equity:
Preferred stock	-	-		-		-
Common stock	662	-		-		662
Additional paid-in capital	514,485	-		-		514,485
Accumulated other comprehensive loss	(3,034)	-		-		(3,034)
Accumulated deficit	(360,068)	(4,441)	E	-		(364,509)
Treasury stock	(4,396)	-		-		(4,396)
Total Sequential Brands Group, Inc. and Subsidiaries stockholders’ equity	147,649	(4,441)		-		143,209
Noncontrolling interests	71,172	-		-		71,172
Total equity	218,821	(4,441)		-		214,381
Total liabilities and equity	$956,708	$(16,902)		$(155,067)		$784,740

See Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 2019
(in thousands, except share and per share data)

	Sequential Brands Group, Inc.	Pro Forma Adjustments
	Period Ended March 31, 2019 Historical	MSLO Adjustments (Discontinued Operations)		Pro Forma Period Ended March 31, 2019

Net Revenue	$36,913	$(11,388)	F	$25,525
Operating expenses	22,770	(6,933)	G	15,837
Impairment charges	161,224	(161,224)	H	-
(Loss) income from continuing operations	(147,081)	156,769		9,688
Other income	(300)	(100)	G	(400)
Interest expense, net	15,654	(2,860)	I, J	12,794
Loss before income taxes	(162,435)	159,729		(2,706)
Benefit from income taxes	(38,629)	38,091	K	(538)
Net loss from continuing operations	(123,806)	121,638		(2,168)
Net income from continuing operations attributable to noncontrolling interest	(1,539)	-		(1,539)
Net loss from continuing operations attributable to Sequential Brands Group, Inc. and Subsidiaries	$(125,345)	$121,638		$(3,707)

Loss per share attributable to Sequential Brands Group, Inc. and Subsidiaries:
Basic and diluted	$ (1.95)			$ (0.06)

Weighted-average common shares outstanding:
Basic and diluted	64,221,687			64,221,687

See Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2018
(in thousands, except share and per share data)

	Sequential Brands Group, Inc.	Pro Forma Adjustments
	Year Ended December 31, 2018 Historical	MSLO Adjustments (Discontinued Operations)		Pro Forma Year Ended December 31, 2018

Net Revenue	$169,956	$(42,666)	F	$127,290
Operating expenses	87,767	(27,565)	G	60,202
Impairment charges	17,899	-		17,899
Loss on sale of assets	7,117	-		7,117
Income from continuing operations	57,173	(15,101)		42,072
Other expense	693	-		693
Interest expense, net	62,152	(9,911)	I, J	52,241
Loss before income taxes	(5,672)	(5,190)		(10,862)
Benefit from income taxes	(694)	(610)	K	(1,304)
Net loss from continuing operations	(4,978)	(4,580)		(9,558)
Net income from continuing operations attributable to noncontrolling interest	(5,506)	-		(5,506)
Net loss from continuing operations attributable to Sequential Brands Group, Inc. and Subsidiaries	$(10,484)	$(4,580)		$(15,064)

Loss per share attributable to Sequential Brands Group, Inc. and Subsidiaries:
Basic and diluted	$ (0.16)			$ (0.24)

Weighted-average common shares outstanding:
Basic and diluted	63,700,081			63,700,081

See Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2017
(in thousands, except share and per share data)

	Sequential Brands Group, Inc.	Pro Forma Adjustments
	Year Ended December 31, 2017 Historical	MSLO Adjustments (Discontinued Operations)		Pro Forma Year Ended December 31, 2017

Net Revenue	$167,464	$(42,684)	F	$124,780
Operating expenses	79,443	(25,691)	G	53,752
Impairment charges	340,628	-		340,628
Loss from continuing operations	(252,607)	(16,993)		(269,600)
Other expense	1,583	401	G	1,984
Interest expense, net	59,891	(891)	I, J	59,000
Loss before income taxes	(314,081)	(16,503)		(330,584)
Benefit from income taxes	(132,535)	88,112	K	(44,423)
Net loss from continuing operations	(181,546)	(104,615)		(286,161)
Net income from continuing operations attributable to noncontrolling interest	(4,172)	-		(4,172)
Net loss from continuing operations attributable to Sequential Brands Group, Inc. and Subsidiaries	$(185,718)	$(104,615)		$(290,333)

Loss per share attributable to Sequential Brands Group, Inc. and Subsidiaries:
Basic and diluted	$ (2.95)			$ (4.62)

Weighted-average common shares outstanding:
Basic and diluted	62,861,743			62,861,743

See Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2016
(in thousands, except share and per share data)

	Sequential Brands Group, Inc.	Pro Forma Adjustments
	Year Ended December 31, 2016 Historical	MSLO Adjustments (Discontinued Operations)		Pro Forma Year Ended December 31, 2016

Net Revenue	$155,528	$(49,762)	F	$105,766
Operating expenses	85,392	(27,639)	G	57,753
Income from continuing operations	70,136	(22,123)		48,013
Other expense	3,810	263	G	4,073
Interest expense, net	50,538	(1,062)	I, J	49,476
Income (loss) before income taxes	15,788	(21,324)		(5,536)
Provision for income taxes	9,157	(592)	K	8,565
Net income (loss) from continuing operations	6,631	(20,732)		(14,101)
Net income from continuing operations attributable to noncontrolling interest	(7,452)	-		(7,452)
Net loss from continuing operations attributable to Sequential Brands Group, Inc. and Subsidiaries	$(821)	$(20,732)		$(21,553)

Loss per share attributable to Sequential Brands Group, Inc. and Subsidiaries:
Basic and diluted	$ (0.01)			$ (0.35)

Weighted-average common shares outstanding:
Basic and diluted	61,912,410			61,912,410

See Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

NOTE 1 – BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed consolidated financial statements are based on Sequential Brand Group, Inc.’s (the “Company’s”) historical condensed consolidated financial statements as adjusted to give effect to the sale of Martha Stewart Living Omnimedia, Inc. (“MSLO”).  The disposition of MSLO is accounted for in accordance with ASC 205-20, Presentation of Financial Statements, Discontinued Operations (“ASC 205”).  The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2019 and the year ended December 31, 2018 give effect to the sale as if it had occurred on January 1, 2018.  The unaudited pro forma condensed consolidated balance sheet as of March 31, 2019 give effect to the sale as if it had occurred as of March 31, 2019.

The unaudited pro forma condensed consolidated financial statements do not reflect anticipated savings due to costs that may be reduced or eliminated.

NOTE 2 – PRO FORMA ADJUSTMENTS

The following pro forma adjustments have been reflected in the unaudited condensed consolidated financial statements.  The unaudited pro forma condensed consolidated balance sheet has been prepared to reflect the sale as if the sale had occurred as of March 31, 2019.  Therefore, the historical unaudited pro forma condensed consolidated balance sheet prepared does not reflect changes to assets and liabilities of MSLO sold subsequent to those dates.

A.	Net proceeds received less estimated transaction costs:

Pro Forma Adjustment
(in thousands)
Cash proceeds of the sale	$165,928
Less: Estimated transaction costs	5,828
Net cash proceeds less estimated transaction costs	160,101
Add: Pre-closing accounts receivable	9,071
Total net proceeds less estimated transaction costs	$169,172

Net cash proceeds less estimated transaction costs of $160.1 million have been included as an adjustments to cash on the unaudited pro forma condensed consolidated balance sheet as of March 31, 2019.

The pre-closing accounts receivable balance represents the accounts receivable balance of MSLO as of March 31, 2019.  The pre-closing accounts receivable balance payable to the Company of $9.1 million has been included as an adjustment to prepaid expense and other current assets on the unaudited pro forma condensed consolidated balance sheet as of March 31, 2019.

B.	Represents the assets and liabilities of MSLO which are subject to sale under the Purchase Agreement as of the respective balance sheet date.
C.

Represents $1.1 million of estimated current state tax expense payable due to the tax gain on the sale of MSLO.  The adjustment to accrue for the estimated current state tax expanse payable and the subsequent payment has been included as an adjustment to accounts payable and accrued expenses on the unaudited pro forma condensed consolidated balance sheet as of March 31, 2019.

D.	Represents the changes in deferred income taxes due to the sale of MSLO:

Pro Forma Adjustment
March 31, 2019
(in thousands)
Benefit of MSLO sale	$(31,949)
Net operating loss utilization	27,934
Total change in deferred income tax payable	$(4,015)

E.

Represents the loss on sale of MSLO if we had completed the sale as of March 31, 2019.  The estimated loss has not been reflected in the unaudited pro forma condensed consolidated statement of operations as it is considered to be nonrecurring in nature.  No adjustment has been made to the sale proceeds to give effect to any post-closing adjustments.

Proforma Adjustment
March 31, 2019
(in thousands)
Net proceeds	$169,172
Net assets sold	(176,571)
Pre-tax loss on sale	(7,400)
Tax benefit	(2,959)
After-tax loss on sale	$(4,441)

F.	Represents the elimination of MSLO revenue.
G.	Represents the elimination of operating expenses and other (income) expense. Not included in the pro forma results are anticipated savings due to costs that may be reduced or eliminated.
H.

Represents the elimination of impairment charges incurred related to MSLO’s intangible assets. The impairments arose as a result of the sale process for the Martha Stewart and Emeril Lagasse brands due to the difference in the fair value as indicated by the sales price as compared to the carrying values of the intangible assets included in the transaction.

I.

Represents the allocation of interest expense to MSLO for the three months ended March 31, 2019 and the year ended December 31, 2018 in accordance with ASC 205-20-45-6 based on debt repayment of $154 million on the Company’s Revolving Credit Facility and Tranche A-1 Term Loans.

J.	Represents the elimination of non-cash interest expense accretion for MSLO Legacy Payments and Guaranteed Payments.
K.	Deferred tax provision attributable to MSLO.

NOTE 3 – USE OF PROCEEDS

The Company used cash proceeds from the MSLO sale to repay $109.6 million of the Revolving Credit Facility and $44.4 million on its Tranche A-1 Term Loans.  The pro forma adjustment assumes that the debt was repaid as of March 31, 2019.

L.	Represents the debt repayments against the Revolving Term Loan and Tranche A-1 Term Loans as if the transaction had occurred as of March 31, 2019.

Additionally, the Company expects to pay $1.1 million of estimated current state tax expense related to the tax gain on the sale of MSLO.  See pro forma adjustment C included in Note 2 of these note to the unaudited pro forma condensed consolidated financial statements.